UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – May 20, 2013

IEC ELECTRONICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513

(Address of principal executive offices)(Zip code )

(315) 331-7742

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

IEC Electronics Corp. (the “Company”) received a notice (“Notice”) on May 20, 2013 from the NYSE MKT (the “Exchange”) that the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 29, 2013 does not satisfy a condition for the Company’s continued listing on the Exchange, specifically sections 134 and 1101 of the Exchange’s Company Guide (“Company Guide”), and also is a material violation of the Company’s listing agreement with the Exchange. Therefore pursuant to section 1003(d) of the Exchange’s Company Guide, the Exchange is authorized to suspend and remove the Company’s securities from the Exchange unless prompt corrective action is taken. The Notice provides that the Company must submit a plan of compliance by June 3, 2013 addressing how it plans to regain compliance with sections 134 and 1101 of the Company Guide by August 15, 2013 (the “Plan Period”). The Company intends to submit such a plan within the time established by the Exchange. If the Exchange makes a determination that the Company has made a reasonable demonstration of an ability to regain compliance within the Plan Period and accepts the plan, the Exchange may permit the Company to continue its listing during the Plan Period, subject to periodic review of the Company’s progress. If the plan is not timely submitted or is not accepted by the Exchange, the Company will be subject to delisting proceedings. If the plan is accepted and the Company is not in compliance by August 15, 2013, or the Company does not make progress consistent with the plan, the Exchange will initiate delisting proceedings as appropriate. The Company may appeal a staff determination to initiate delisting proceedings in accordance with the Company Guide.

Item 7.01	Regulation FD Disclosure

Press Release

On May 21, 2013, the Company issued a press release announcing the matters described in Item 3.01 above. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release issued by IEC Electronics Corp. on May 21, 2013

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements. These forward-looking statements (such as when we describe what we “intend,” “expect,” “anticipate” or “estimate” will occur, and other similar statements) include, but are not limited to, all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Specific risks and uncertainties include, but are not limited to, those set forth in the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additional risks and uncertainties resulting from the existence, timing and outcome of the Company’s restatement (including further review of the facts and circumstances giving rise to it) could, among others, (i) result in additional changes to the financial information previously provided by the Company or included herein, (ii) result in delisting of the Company’s stock from NYSE MKT, (iii) cause the Company to incur substantial additional legal, accounting and other expenses, (iv) cause the Company’s independent registered public accounting firm to withdraw their opinion regarding the financial statements for the Restated Periods, (v) cause a default under the Company’s credit arrangements with M&T Bank with respect to which, if the bank chooses to exercise its remedies, the Company may not be able to obtain replacement financing or continue its operations, (vi) result in shareholder, governmental or other actions, (vii) cause the Company’s customers, including the government contractors with which it deals, to lose confidence in the Company or cause a default under the Company’s contractual arrangements or (viii) affect the ability of the Company to remediate the existing material weakness in the Company’s internal controls over financial reporting or lead to the identification of new or additional deficiencies or material weaknesses. Any one or more of such risks and uncertainties could have a material adverse effect on the Company or the value of its common stock.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing. Neither the filing or furnishing of any exhibit to this report nor the inclusion in such exhibits of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such address into this report. The information available at the Company’s Internet address is not part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: May 21, 2013	By:	/s/ W. Barry Gilbert
W. Barry Gilbert
Chief Executive Officer